UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 21, 2007 (September 19, 2007)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2007, the Board of Directors of the Seneca Gaming Corporation (the “Corporation”) appointed Brian Hansberry as its permanent President and CEO.  Mr. Hansberry had been acting as President and CEO in an interim capacity since February 7, 2007.  Prior to that time, Mr. Hansberry had served as the General Manager of Seneca Niagara Casino and Hotel since August 28, 2006, and as Seneca Territory Gaming Corporation’s Vice President and Chief Operating Officer since December 2003. Mr. Hansberry joined the Corporation in October 2002 as a table games shift manager and subsequently served as table games manager. Mr. Hansberry has over 25 years of experience in the gaming industry. He has worked for several gaming corporations including Resorts International Casino and The Sands Casino Hotel in Atlantic City, and Players Island Casino Isle of Capri in Louisiana. Mr. Hansberry has experience in operations, marketing and administration, and has held the positions of Director of Operations and Vice President of Operations and Administration.

The Corporation and Mr. Hansberry are negotiating the terms of a new or amended employment agreement, which will be filed with the Securities and Exchange Commission upon execution by the parties pursuant to an amendment to this Current Report on Form 8-K.

On September 20, 2007, the Corporation issued a press release announcing the appointment of Mr. Hansberry as permanent President and CEO.  A copy of the press release is attached to this Current Report as Exhibit 99.1

Item 9.01.         Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press Release dated September 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: September 21, 2007		/s/ Patrick M. Fox
	Name:	Patrick M. Fox
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
99.1	Press Release dated September 20, 2007.